CLASS B COMMON STOCK
($.001 PAR VALUE PER SHARE)

NUMBER

B

NATIONAL RESEARCH
Corporation

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF WISCONSIN

SEE REVERSE SIDE
FOR CERTAIN DEFINITIONS

CUSIP 637372 30 1

THIS CERTIFIES THAT

is the owner of

FULLY PAID SHARES OF CLASS B COMMON STOCK, PAR VALUE $.001 PER SHARE, OF

NATIONAL RESEARCH CORPORATION

The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by such holder's duly authorized attorney or legal representative, upon the surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Corporation's Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:

COUNTERSIGNED:
ILLINOIS STOCK TRANSFER COMPANY

BY TRANSFER AGENT

AUTHORIZED SIGNATURE

SECRETARY

NATIONAL RESEARCH CORPORATION CORPORATE SEAL 1997 WISCONSIN

CHIEF EXECUTIVE OFFICER

The shares represented by this Certificate may be subject to certain relative rights, preferences and limitations. The Corporation will furnish to any shareholder upon request in writing and without charge a summary of the designations, relative rights, preferences and limitations of the shares of each class of stock of the Corporation authorized to be issued, and the variations in rights, preferences and limitations determined for the shares of each series, and the authority of the Board of Directors of the Corporation to determine variations for future series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by entireties
JT TEN – as joint tenants with right of survivorship not as tenants in common

UNIF GIFT MIN ACT ____________ Custodian ____________
(Cust) (Minor)
under Uniform Gifts to Minors Act
____
(State)

Additional abbreviations may also be used though not in the above list.

For value received ______________________ *hereby sell, assign and transfer unto*

TAXPAYER IDENTIFICATION NUMBER	PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE	
		SHARES

TAXPAYER IDENTIFICATION NUMBER	PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE	
		SHARES

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________ *Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.*

Dated ______________________

____

____
Signature(s)

IMPORTANT

BEFORE SIGNING, READ AND COMPLY CAREFULLY WITH REQUIREMENTS PRINTED BELOW.

The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

The signature(s) of the assignor(s) must be guaranteed hereon by a participant in either the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchanges Medallion Program ("SEMP") or the New York Stock Exchange Medallion Program ("MSP").

____
Signature(s) guaranteed